PZENA INVESTMENT MANAGEMENT, INC. ANNOUNCES
SEPTEMBER 30, 2012 ASSETS UNDER MANAGEMENT

New York, NY, October 8, 2012:  Pzena Investment Management, Inc. (NYSE: PZN) today reported its preliminary assets under management as of September 30, 2012.

AUM for month-end September 2012, month-end August 2012, and month-end September 2011 are listed below:

Pzena Investment Management, Inc.
Assets Under Management⁽¹⁾
($ billions)

	As of	As of	As of
	September 30, 2012	August 31, 2012	September 30, 2011
U.S. Value Strategies	$10.8	$10.6	$7.4
Global Value Strategies	4.0	3.9	3.0
Non-U.S. Value Strategies	2.0	1.9	1.8
Total	$16.8	$16.4	$12.2

Institutional Accounts	$11.2	$10.9	$10.0
Retail Accounts	5.6	5.5	2.2
Total	$16.8	$16.4	$12.2
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(1) Numbers may be subject to rounding.

About Pzena
Pzena Investment Management, LLC, the firm’s operating company, is a value-oriented investment management firm.  Founded in 1995, Pzena Investment Management has built a diverse, global client base.  More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements
This press release may contain, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company's current assumptions, expectations and projections about future events. Words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company's management and involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, as filed with the SEC on March 14, 2012 and in the Company’s Quarterly Reports on Form 10-Q as filed with the SEC.  In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Lawrence Kohn, 212-355-1600 or kohn@pzena.com.